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                                                                     EXHIBIT 3.1


              CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PROVINCE HEALTHCARE COMPANY

         The undersigned, being the duly elected and authorized Senior Vice President, General Counsel and Secretary of Province Healthcare Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on August 7, 1997, which was restated on October 15, 1997 and January 28, 1998.

         SECOND: That the Board of Directors of the Corporation, in accordance with Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, duly adopted resolutions by unanimous written consent authorizing the Corporation to amend and restate the Restated Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

         THIRD: That the stockholders of the Corporation approved and adopted the Restated Certificate of the Corporation in its entirety at the 2000 Annual Meeting of Shareholders on May 25, 2000.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation, for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation this 25th day of May, 2000.


                                    PROVINCE HEALTHCARE COMPANY



                                    By:  Howard T. Wall III
                                        ----------------------------------------
                                         Howard T. Wall III
                                         Senior Vice President, General Counsel
                                         and Secretary
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                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                           PROVINCE HEALTHCARE COMPANY


                                   ARTICLE ONE

         The name of the Corporation is Province Healthcare Company.

                                   ARTICLE TWO

         The name of the Corporation's registered agent in the State of Delaware is Corporation Service Company. The address of such registered agent is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.

                                  ARTICLE FOUR

         SECTION 1. The aggregate number of shares of stock which the Corporation has authorized to issue is 50,100,000, consisting of 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

         SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:


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         I.  Preferred Stock

             A. Authorization; Series; Provisions.

                1. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                2. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

                3. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2.I.A. of Article Four, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

                   a. the maximum number of shares to constitute such series and the distinctive designation thereof;

                   b. whether the shares of such series shall have voting
                rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                   c. the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

                   d. whether the shares of such series shall be subject to
                redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                   e. the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;



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                   f. whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase of redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                   g. whether or not the shares of such series shall be
                convertible into, or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                   h. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

                   i. the conditions or restrictions, if any, upon the creation of indebtedness of Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

                   j. any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this
                Section 2.I.A. of Article Four.

             B. Series Identical; Rank. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section 2.I.A.3. of Article Four, and all shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

             C. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock



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upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

             D. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

             E. Reacquired Shares. Shares of any Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

             F. Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

         II. Common Securities.

             A. Rights Identical. Except as otherwise provided in this Section 2.II. of Article Four or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

             B. Voting Rights. Except as otherwise provided in this Section 2.II. of Article Four or as otherwise required by applicable law, holders of Common Stock



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shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

             C. Dividends. Subject to the rights of each series of the Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

             D. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they shall be entitled in accordance with Section 2.I. of Article Four, the terms of any outstanding Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of such Preferred Stock.

         III. General Provisions.

              A. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

              B. No Preemptive Rights. No holder of Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividends.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.



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                                   ARTICLE SIX

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or outside of the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                                  ARTICLE EIGHT

         Subject to the rights of the holders of the Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be affected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the president of the Board of Directors pursuant to a resolution adopted by the affirmative vote of at least two members then in office.

                                  ARTICLE NINE

         The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the Board of Directors except that such number shall not be less than one (1) nor more than nine (9), the exact number to be determined by resolution adopted by affirmative vote of a majority of the Board of Directors.



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         Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorship shall be governed by the terms of this Certificate of Incorporation applicable thereto.

         Except to the extent prohibited by law, the Board of Directors shall have the right (which to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

                                   ARTICLE TEN

         Article Eight, Article Nine and this Article Ten of this Amended and Restated Certificate of Incorporation and Sections 2 and 11 of Article II, Sections 2, 3, 4 and 5 of Article III and Article V of the By-laws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.

                                 ARTICLE ELEVEN

         To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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                                 ARTICLE TWELVE

         The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE THIRTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.










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